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                                                                      Exhibit 21

                                SUBSIDIARIES OF
                            SIGNATURE EYEWEAR, INC.

1.  Great Western Optical, a Colorado corporation.

2.  Signature Eyewear Canada Corporation, a Canadian Corporation.